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                                                              EXHIBIT 23.4

                       CONSENT OF MILLER AND LENTS, LTD.

  We hereby consent to the use of our report dated January 31, 1996, entitled "Reserves and Future Net Revenues as of December 31, 1995 Using S.E.C. Prices and Costs" in the Prospectus constituting a part of Nuevo Energy Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 15, 1996 and to the references to Miller and Lents, Ltd. under the heading, "Experts" and appearing elsewhere therein.

                                          MILLER AND LENTS, LTD.

                                          By     /s/
                                                       Larry M. Gring

                                              _____________________________
                                                       Larry M. Gring
                                                    Senior Vice President

Houston, Texas
November 19, 1996